Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Media General, Inc.

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Media General, Inc., of our report dated January 26, 1998, included in the 1997 Annual Report to Stockholders of Media General, Inc.

Our audits also included the financial statement schedule of Media General, Inc., listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements of our report dated January 26, 1998, with respect to the consolidated financial statements of Media General, Inc., incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of Media General, Inc., included in this Annual Report (Form 10-K) of Media General, Inc., for the fiscal year ended December 28, 1997:

         Registration Statement Number                         Description
                     2-56905                                     Form S-8
                    33-29478                                     Form S-8
                    33-23698                                     Form S-8
                    33-26853                                     Form S-3
                    33-52472                                     Form S-8
                   333-16731                                     Form S-8
                   333-16737                                     Form S-8


                                                               ERNST & YOUNG LLP


Richmond, Virginia
March 25, 1998